RELIABILITY INCORPORATED

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-26659 and 33-60696) pertaining to the Reliability Incorporated 1997 Stock Option Plan and the Reliability Incorporated Employee Stock Savings Plan and Trust, respectively, of our report dated March 27, 2006, with respect to the consolidated financial statements and schedule of Reliability Incorporated included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.

By /s/ FITTS, ROBERTS & CO., P.C.

Houston,	Texas
March	27, 2006